Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 71 to Registration Statement No. 033-68090 on Form N-1A of our reports each dated January 29, 2014, relating to the financial statements and financial highlights of Lord Abbett Investment Trust, including the Lord Abbett Convertible Fund, Lord Abbett Core Fixed Income Fund, Lord Abbett Diversified Equity Strategy Fund, Lord Abbett Floating Rate Fund, Lord Abbett High Yield Fund, Lord Abbett Income Fund, Lord Abbett Inflation Focused Fund, Lord Abbett Multi-Asset Balanced Opportunity Fund (formerly, Lord Abbett Balanced Strategy Fund), Lord Abbett Multi-Asset Growth Fund (formerly, Lord Abbett Growth & Income Strategy Fund), Lord Abbett Multi-Asset Income Fund (formerly, Lord Abbett Diversified Income Strategy Fund), Lord Abbett Short Duration Income Fund, and Lord Abbett Total Return Fund, appearing in the Annual Report on Form N-CSR of Lord Abbett Investment Trust for the year ended November 30, 2013.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 26, 2014